Exhibit 10.19

AGREEMENT REGARDING EMPLOYMENT

     THIS AGREEMENT REGARDING EMPLOYMENT (the “Agreement”) is made as of the ______day of December, 2002, by and between IIT Research Institute, an Illinois not-for-profit corporation (“Assignor”), Alion Science and Technology Corporation, a Delaware corporation (“Assignee”) and Stephen J. Trichka, an individual (“Trichka”).

RECITALS

     WHEREAS, Assignor and Assignee entered into that certain Fourth Amended and Restated Asset Purchase Agreement, dated November 18, 2002 with effect as of June 4, 2002 (the “Purchase Agreement”), pursuant to which Assignee will acquire substantially all of the assets of Assignor as of the date hereof;

     WHEREAS, Assignor and Trichka entered into that certain Employment Agreement, dated the 31st day of December, 2001 (the “Employment Agreement”), a copy of which is attached hereto as Exhibit A, pursuant to which Assignor and Trichka agreed upon the terms of Trichka’s employment with Assignor;

     WHEREAS, Assignor and Trichka also are parties to the Retention Incentive Agreement dated as of September 1, 2002 (the “Retention Agreement”), pursuant to which Trichka is entitled to receive an incentive payment from Assignor pursuant to the terms of such agreement and Assignor’s Flexible Option Plan (the “Deferred Amount”) as a result of the transactions contemplated by the Purchase Agreement but such payment obligations are among the Assumed Liabilities of Assignee under the Purchase Agreement;

     WHEREAS, pursuant to the Employment Agreement, Trichka was employed as the General Counsel and as a Senior Vice President of Assignor;

     WHEREAS, Trichka currently serves as the General Counsel and as a Senior Vice President of Assignee; and

     WHEREAS, Assignor desires to assign and transfer to Assignee, and Assignee desires to accept and assume, all of Assignor’s rights, interest and obligations in and with respect to the Employment Agreement.

     NOW, THEREFORE, in consideration of the premises set forth above and the respective covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

     1. Assignment and Assumption. Assignor hereby assigns, transfers and conveys to Assignee all of the rights, interest and obligations of Assignor in and with respect to the Employment Agreement, and Assignee hereby accepts the assignment, transfer and conveyance of all of the rights, interest and obligations in and with respect to the Employment Agreement.

     2.     Consent, Acknowledgement and Waiver

            (a) Trichka hereby consents to the assignment of the Employment Agreement by Assignor to Assignee, and the assumption of the Employment Agreement by Assignee from Assignor, on the terms and conditions contained in this Agreement.

            (b) Trichka hereby acknowledges that as of the date hereof, (i) he will no longer be employed as the General Counsel and as a Senior Vice President of Assignor, and (ii) he will continue in his employment as General Counsel and as a Senior Vice President of Assignee, subject to the terms and conditions of the Employment Agreement, as assigned and assumed pursuant to this Agreement.

            (c) Trichka hereby acknowledges and agrees that his employment with the Assignee will be for a term that is equal to the remaining portion of the Original Term (as defined in Section 12.A of the Employment Agreement).

            (d) Trichka hereby acknowledges and agrees that the assignment of the Employment Agreement by the Assignor to Assignee does not constitute a termination of his employment relationship with the Assignor without Cause (as defined in Section 12.B of the Employment Agreement).

     3.     No Termination Payments or Value Added Payments. Notwithstanding any provision of the Employment Agreement to the contrary, Trichka acknowledges and agrees that he shall not receive from Assignor or from Assignee any severance payment under Section 12.C of the Employment Agreement or any other retention payment, termination payment, benefits or other compensation in connection with or in respect of the assignment of the Employment Agreement by the Assignor to the Assignee. Trichka acknowledges and agrees that he shall not receive, and is not entitled to receive, any Value Added Payment (as such term was defined in the Employment Agreement) in connection with the transactions under the Purchase Agreement or any other transaction and Trichka expressly and irrevocably waives any right to any Value Added Payment under Section 4.A of the Employment Agreement and any right to assert any such claim. Except to the extent required by applicable laws, Trichka shall not be entitled to any continuing employment benefits from the Assignor after the date hereof.

     4.     Retention Incentive Agreement. Notwithstanding any provision of the Retention Agreement, the Flexible Option Plan or any other agreements or arrangements to the contrary, Trichka hereby expressly and irrevocably waives any and all rights he has or may have to receive payment of the Deferred Amount from Assignor, and any and all other amounts from Assignor under the Retention Agreement, Assignor’s Flexible Option Plan or any other agreements between Assignor and Trichka. Trichka agrees, consents to and acknowledges that, pursuant to the Purchase Agreement, Assignee is assuming all obligations of Assignor with respect to Trichka, including but not limited to all obligations of Assignor under the Retention Agreement and Assignor’s Flexible Option Plan. Trichka acknowledges and agrees that he shall not receive the Deferred Amount from Assignor or any other amounts from Assignor under the Employment Agreement, the Retention Agreement, the Flexible Option Plan or any other agreement, plan or arrangement with Assignor and hereby expressly and irrevocably waives any right to assert any claim against Assignor to receive the Deferred Amount or any other amounts. Trichka hereby represents that he is making such waiver voluntarily and knowingly with the opportunity to obtain the advice of counsel.

     5.     Release.

            (a) Release by Trichka. Except for a claim based upon a breach of this Agreement, Trichka hereby knowingly and voluntarily releases the Released Parties (as defined below) from any and all claims, suits, demands, action or causes of action of any kind or nature whatsoever, whether the underlying facts are known or unknown, which Trichka now has or claims, or might have or claim, pertaining to or arising out of the Employment Agreement, Trichka’s employment by the Assignor, or the assignment of the Employment Agreement by the Assignor to the Assignee, and Trichka hereby represents to the Released Parties that he has not assigned any such claims, suits, demands, actions or causes of action to any third party. This release covers all claims of any kind (except for a claim based upon a breach of this Agreement) under any local, state, or federal common law, statute, regulation or ordinance, including without limitation those claims dealing with employment discrimination, including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. 2000e et seq., 42 U.S.C. 1981, the Age Discrimination in Employment Act, as modified by the Older Workers Benefit Protection Act, the Civil Rights Act of 1991, the Americans with Disabilities Act, or claims under the Family and Medical Leave Act, or for breach of contract, misrepresentation, defamation, wrongful discharge under the common law of any state, infliction of emotional distress or any other tort under the common law of any state. This release shall run to and be for the benefit of the Assignor and each of its affiliated or related entities, and all predecessors, successors and assigns thereof and each of their trustees, members, governors, directors, officers, employees, agents and attorneys, past or present, and all predecessors, successors, heirs and assigns thereof, excluding in each case the Assignee (collectively “Released Parties”). This release shall run to and be binding upon Trichka and his heirs, assigns and personal representatives.

            (b) Release by the Assignor. Except for a claim based upon a breach of this Agreement or a claim arising in connection with the Purchase Agreement or the other agreements and documents delivered in connection with the Purchase Agreement (the “Transaction Documents”) to which the Assignor is a party and the transactions contemplated thereby, Assignor, for itself and on behalf of each of the Released Parties, hereby knowingly and voluntarily releases Trichka and Trichka’s heirs, assigns and personal representatives from any and all claims, suits, demands, actions or causes of action of any kind or nature whatsoever, whether the underlying facts are known or unknown, which the Assignor or the Released Parties now have or claim, or might have or claim, pertaining to or arising out of the Employment Agreement, Trichka’s employment by the Assignor, or the assignment of the Employment Agreement by the Assignor to the Assignee, and the Assignor, for itself and on behalf of the Released Parties, hereby represents that it has not assigned any such claims, suits, demands, actions, or causes of action to any third party. This release covers all claims of any kind (except for a claim based upon a breach of this Agreement or the other Transaction Documents to which the Assignor is a party) under any local, state, or federal common law, statute, regulation or ordinance, including without limitation those claims dealing with breach of contract, misrepresentation, defamation, or for any tort under the common law of any state.

     6.     Further Acts. The parties hereto further undertake and promise to execute, deliver and file any and all agreements, instruments, documents and declarations, and to take any and all other acts necessary to effectuate and evidence any of the foregoing, including but not limited to any acts necessary in order to have the rights, interest and obligations in and with respect to the Employment Agreement by and in Assignee reflected in all official records of all relevant federal, state and local agencies.

     7.     Waiver of Compliance. Any failure by any party hereto to enforce at any time any term or condition under this Agreement shall not be considered a waiver of that party’s right thereafter to enforce each and every term and condition of this Agreement.

     8.     Entire Agreement. This instrument contains the entire agreement and understanding of the parties hereto with respect to the subject matter herein and supersedes any other agreement or understanding, whether written or oral, relating to the matters contemplated herein.

     9.     Captions. The captions set forth in this Agreement are used solely for convenience of reference and shall not control or affect the meaning or interpretation of any of the provisions.

     10.   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall be deemed to constitute one and the same agreement.

     11.   Governing Law. This Agreement shall be governed by the laws of the state of Illinois, without regard to the conflicts of law principles of such state.

[Signatures follow on next page]

[Exhibit 10.19]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.

IIT RESEARCH INSTITUTE

By: /s/ Lew Collens

Name: Its:

ALION SCIENCE AND TECHNOLOGY CORPORATION

By: /s/ Bahman Atefi

Name: Its:

/s/ Stephen J. Trichka

Stephen J. Trichka

EXHIBIT A